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Exhibit 3.10

ACCREDITED SURGICAL SALES COMPANY OF MARYLAND, INC.

ARTICLES OF INCORPORATION

        FIRST, WE, THE UNDERSIGNED, Milton S. Moskowitz, whose post office address is 8604 Ewing Drive, Bethesda, Maryland; Murray Polonsky, whose post office address is 415 E. Wayne Avenue, Silver Spring, Maryland, and Harry W. Goldberg, whose post office address is 5712 Tanglewood Drive, Bethesda, Maryland, each being at least twenty-one (21) years of age, do hereby associate as incorporators with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland.

        SECOND:    The name of the corporation, (which is hereinafter called the Corporation) is Accredited Surgical Sales Company of Maryland, Inc.

        THIRD:    The purposes for which the Corporation is formed are as follows:

          To engage in the sale of surgical supplies, drugs, pharmaceuticals and hospital equipment of every type and description, including supplies and equipment used by doctors, nurses, therapists, and other engaged in the treatment of human ills, including the sale of oxygen, legend drugs, medications, goods, wares, and merchandise of every kind incident to the treatment of human ills. To engage in the sale of all of the foregoing as retailer, wholesale, manufacturer, distributor, importer, exporter, broker, or in any other capacity. To enter into any and all contracts necessary to implement the foregoing purposes. To own, lease, construct, remodel, sublease, and in any other manner deal in and with real estate for the purposes aforementioned. To do any and all other things necessary and proper and lawfully permissible under the authority of this certificate, both interstate and intrastate.

          To acquire by purchase or in any other manner, and to take, receive, own, hold, use, employ, improve, mortgage, sell or otherwise dispose of, and otherwise deal with any property, real or personal, or any interest therein, wherever situated.

          To borrow or raise moneys for any of the purposes of the Corporation, and to issue bonds, debentures or other obligations of the Corporation, and at the option of the Corporation, to secure the same by mortgage, pledge, deed of trust, or otherwise.

          To invest its surplus funds and to lend money in any manner which may be appropriate to enable it to carry on the operations or to fulfill the purposes named, and to take and hold real and personal property as security for the payment of funds so invested or loaned.

          To acquire and undertake the good will, property, rights, franchises, contracts and assets of every manner and kind and the liabilities of any person, firm, association, or corporation, either wholly or in part and to pay for the same in cash, stock or bonds of the Corporation or otherwise.

          To enter into, make and perform contracts of every kind with any person, firm, association or corporation, municipality, body, politic, county, state or government, or the District of Columbia, and without limit as to amount to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Maryland.

          To conduct business in the State of Maryland and elsewhere, including any of the states of the United States, its territories or possessions, or the District of Columbia, and any foreign countries, have one or more offices therein and therein to hold, purchase, let, mortgage, and convey real and personal property, except as and when forbidden by local laws.

          With a view to the working and development of the properties of the Corporation, and to effectuate, directly or indirectly, its objects and purposes, or any of them, the Corporation may, in the discretion of the directors from time to time, carry on any other business, manufacturing or otherwise, to any extent and in any manner not unlawful, as principal, factor, agent, contractor or otherwise, either alone or as a partner with or through or in conjunction with any person, firm, association or corporation, and in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform contracts and to do any acts and things and to exercise any and all powers specified, or which at any time may appear conducive for the accomplishment of any such objects and purposes.

        FOURTH:    The post office address of the principal office of the Corporation in this state is 8604 Ewing Drive, Bethesda, Maryland. The name and post office address of the resident agent of the Corporation in this state is Milton S. Moskowitz, 8604 Ewing Drive, Bethesda, Maryland. Said resident agent is a citizen of the state and actually resides therein.

        FIFTH:    The total number of shares of stock of all classes which the Corporation has authority to issue is One Hundred (100) shares of no par value stock.

        SIXTH:    The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than three (3), and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are Milton S. Moskowitz, Murray Polonsky, and Harry W. Goldberg.

        SEVENTH:    The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

          (1)   The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized.

        EIGHTH:    The duration of the Corporation shall be perpetual.

        IN WITNESS WHEREOF, we have signed these Articles of Incorporation on the 7th day of June, 1965.

Witnesses:
/s/ MILTON S. MOSKOWITZ MILTON S. MOSKOWITZ
/s/ MAX M. GOLDBERG MAX. M. GOLDBERG
/s/ MURRAY POLONSKY MURRAY POLONSKY
/s/ MAX M. GOLDBERG MAX M. GOLDBERG
/s/ HARRY W. GOLDBERG HARRY W. GOLDBERG
/s/ MAX M. GOLDBERG MAX M. GOLDBERG

DISTRICT OF COLUMBIA, SS:

        I hereby certify that on the 7th day of June, 1965, before me, the subscriber, a Notary Public in and for the District of Columbia aforesaid, personally appeared Milton S. Moskowitz, Murray Polonsky, and Harry W. Goldberg, and severally acknowledged the foregoing Articles of Incorporation to be their act.

        Witness my hand and notarial seal, the day and year last written above.

/s/ MAX M. GOLDBERG Notary Public, D.C. Commission expires 10/31/69 Max M. Goldberg

ARTICLES OF MERGER
Merging
DRUG LANE PHARMACY SERVICES, INC.
(a Maryland corporation) and
GENESIS PHARMACY, INC.
(a Pennsylvania corporation)
Into
ACCREDITED SURGICAL SALES COMPANY OF MARYLAND, INC.
(a Maryland corporation)

        THESE ARTICLES OF MERGER are made and dated as of this 10th day of October, 1989. Pursuant to Section 3-101 et seq. of the Maryland General Corporation Law, Drug Lane Pharmacy Services, Inc., a Maryland corporation ("Drug Lane"), Genesis Pharmacy, Inc., a Pennsylvania corporation ("Genesis Pharmacy") and Accredited Surgical Sales Company of Maryland, Inc., a Maryland corporation ("ASCO") hereby certify to the Maryland State Department of Assessments and Taxation as follows:

        FIRST:    Each party to these Articles agrees that Drug Lane and Genesis Pharmacy shall be merged into ASCO. ASCO shall survive the Merger and, in accordance with Article SEVENTH below shall change its name to ASCO Healthcare, Inc. The terms and conditions of the Merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

        SECOND:    The name and place of incorporation of each party to the Articles are as hereinabove set forth.

        THIRD:    As to the only foreign corporation, Genesis Pharmacy, Inc., which is a party to these Articles: Genesis Pharmacy, Inc. was incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1933 (P.L. 364), on September 21, 1987 and became qualified to do business in Maryland on September 28, 1987.

        FOURTH:    Drug Lane has its principal office at 11561 Edmonston Road, Beltsville, Maryland 20705, located in the County of Prince George's, State of Maryland, and ASCO has its principal office in 9515 Gerwig Lane, Suite 131, Columbia, Maryland 21046, located in the County of Howard, State of Maryland. Genesis Pharmacy does not maintain a principal office in the State of Maryland. Genesis Pharmacy's resident agent in the State of Maryland is The Corporation Trust Incorporated and the address of the registered agent is 32 South Street, Baltimore, Maryland 21202.

        FIFTH:    None of the parties to these Articles of Merger owns property in the State of Maryland, the title to which could be affected by the recording of the instrument among the Land Records.

        SIXTH:    The terms and conditions of the transaction as set forth in these Articles of Merger were advised, authorized and approved by the Boards of Directors and shareholders of Drug Lane, Genesis Pharmacy and ASCO, in the manner and by the vote required by their charters and the laws of Maryland and Pennsylvania, as the case may be. The manner in which the merger was approved was by Unanimous Consent in Writing of the Boards of Directors and Stockholders of Drug Lane, Genesis Pharmacy and ASCO, respectively, on October 10, 1989.

        SEVENTH:    The charter of the surviving corporation, ASCO, is amended by deleting Article Second in its entirety and inserting in lieu thereof the following Article:

          "SECOND:    The name of the corporation, (which is hereinafter called the Corporation) is ASCO Healthcare, Inc."

        EIGHTH:    The total number of shares of stock of all classes which ASCO has authority to issue is 100 shares of common stock, no par value. The total number of shares of stock of all classes which Drug Lane has authority to issue is 5,000 shares of stock, no par value. The total number of shares of stock of all classes which Genesis Pharmacy has authority to issue is 1,000 shares of common stock, par value $1.00 per share, for an aggregate par value of $1,000.

        NINTH:    The manner and basis of converting or dealing with issued stock of Drug Lane, Genesis Pharmacy and ASCO is as follows: on the effective date of the merger, each share of common stock of Drug Lane and Genesis Pharmacy then outstanding or held in treasury immediately prior thereto shall be cancelled. Each share of ASCO's common stock then issued or outstanding on the effective date of the merger shall, by virtue of the merger, be automatically converted into and become the same number of shares of common stock of ASCO, as the surviving corporation. From and after the effective date of the merger, each certificate which represented shares of ASCO shall evidence ownership of shares in ASCO, as the surviving corporation, on the basis hereinbefore set forth, and all such shares shall be fully paid and non-assessable.

        IN WITNESS WHEREOF, Drug Lane, Genesis Pharmacy and ASCO, the corporation parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Presidents or Vice Presidents and witnessed or attested by their respective Secretaries or Assistant Secretaries, as of the 10th day of October, 1989.

DRUG LANE PHARMACY SERVICES, INC.
By:	MARVIN FREEDENBERG President
Attest:	/s/
GENESIS PHARMACY, INC.
By:	MARVIN FREEDENBERG President
Attest:	/s/
ACCREDITED SURGICAL SALES COMPANY OF MARYLAND, INC.
By:	MARVIN FREEDENBERG President
Attest:	/s/

        The undersigned, President of Drug Lane Pharmacy Services, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Merger to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

MARVIN FREEDENBERG Marvin Freedenberg, President of Drug Lane Pharmacy Services, Inc.

        The undersigned, President of Genesis Pharmacy, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Merger to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

MARVIN FREEDENBERG Marvin Freedenberg, President of Genesis Pharmacy, Inc.

        The undersigned, President of Accredited Surgical Sales Company of Maryland, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Merger to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

MARVIN FREEDENBERG Marvin Freedenberg, President of Accredited Surgical Sales Company of Maryland, Inc.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

        The directors/stockholders/general partner/authorized person of ASCO HEALTHCARE, INC. organized under the laws
                                                                                                                 (Name of Entity)
of Maryland, passes the following resolution.
    (State)

[CHECK APPLICABLE BOX(ES)]

☐	The principal office is changed from: (old address)

to:	(new address)

☒	The name and address of the resident agent is changed from:
Milton S. Moskowitz

8604 Ewing Drive, Bethesda, MD

to:
THE CORPORATION TRUST INCORPORATED

300 East Lombard Street, Baltimore, Maryland 21202

        I certify under penalties of perjury the foregoing is true.

Secretary or Assistant Secretary General Partner Authorized Person

        I hereby consent to my designation in this document as resident agent for this entity.

THE CORPORATION TRUST INCORPORATED
SIGNED	MARY ALICE ROGERS Resident Agent MARY ALICE ROGERS

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  Exhibit 3.10
ACCREDITED SURGICAL SALES COMPANY OF MARYLAND, INC. ARTICLES OF INCORPORATION
ARTICLES OF MERGER Merging DRUG LANE PHARMACY SERVICES, INC. (a Maryland corporation) and GENESIS PHARMACY, INC. (a Pennsylvania corporation) Into ACCREDITED SURGICAL SALES COMPANY OF MARYLAND, INC. (a Maryland corporation)
RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT